Exhibit 23.1
                            TREX MEDICAL CORPORATION



                    Consent of Independent Public Accountants
                    -----------------------------------------


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the Thermo Electron Moneymatch Plus Plan, Thermo Electron Corporation - Trex Medical Corporation Nonqualified Stock Option Plan, ThermoTrex Corporation - Trex Medical Corporation Nonqualified Stock Option Plan, Trex Medical Corporation Equity Incentive Plan, Trex Medical Corporation Directors Stock Option Plan, and Trex Medical Corporation Deferred Compensation Plan of our reports dated November 1, 1996, included in Trex Medical Corporation's Annual Report on Form 10-K for the year ended September 28, 1996, and to all references to our Firm included in this registration statement.



                                                     Arthur Andersen LLP



    Boston, Massachusetts
    February 18, 1997